MONTHLY SERVICER'S CERTIFICATE

                          CITIBANK (SOUTH DAKOTA), N.A.
                     CITIBANK (NEVADA), NATIONAL ASSOCIATION

                     ---------------------------------------
                        STANDARD CREDIT CARD TRUST 1990-6
                     ---------------------------------------


           The undersigned, a duly authorized representative of Citibank (South Dakota), N.A., as Servicer ("Citibank (South Dakota)"), pursuant to a Pooling and Servicing Agreement dated as of June 28, 1990 (the "Pooling and Servicing Agreement"), by and among Citibank (South Dakota), N.A., as Seller and Servicer, Citibank (Nevada), National Association, as Seller, and Chemical Bank, as Trustee, does hereby certify as follows:

    1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement.

    2. Citibank (South Dakota) is, as of the date hereof, the Servicer under the Pooling and Servicing Agreement.

    3.  The undersigned is a Servicing Officer.

    4. This Certificate relates to the Distribution Date occurring on January 10, 1997 .

    4a. The aggregate amount of Collections referred to
        in Item 5 as a percentage of the aggregate amount
        of Receivables in the Trust on the last
        day of the Due Period preceding such Distribution
        Date was equal to...................................    13.05 % [1]

    4b. The Defaulted Amount with respect to the Due Period preceding such
        Distribution Date as a percentage of the aggregate amount of Principal Receivables in the Trust on average during the Due Period preceding such Distribution Date was
        equal to...........................................      5.25 %

    4c. The Portfolio Yield for the Due Period preceding such
        Distribution Date was equal to.....................     13.15 %

    5.  The aggregate amount of Collections processed for the
        Due Period preceding such Distribution Date was equal
        to..................................................$    254,980,739 [1]

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    6.  The aggregate amount of such Collections with respect
        to Principal Receivables for the Due Period preceding
        such Distribution Date was equal to................ $    226,035,636

    7.  The aggregate amount of such Collections with respect
        to Finance Charge Receivables for the Due Period pre-
        ceding such Distribution Date was equal to..........$     28,945,103 [1]

    8.  The Class A Floating Allocation Percentage for the Due
        Period preceding such Distribution Date was equal
        to ................................................      45.0462 %

    9.  The Class A Floating Allocation Percentage of Collections
        with respect to Finance Charge Receivables for the Due
        Period preceding such Distribution Date was equal to
        to..................................................$     13,038,662 [1]

   10.  (Reserved)

   11.  The amount of Class A Monthly Interest for such Distri-
        bution Date, plus the amount of any Class A Monthly
        Interest previously due but not deposited into the
        Class A Monthly Interest Funding Account on a prior
        Distribution Date was equal to .....................$      5,696,615

   11a. The amount of Class A Additional Interest for such Distribution Date, plus the amount of any Class A Additional Interest previously due but not deposited into the Class A Interest Funding Account on a prior Distri-
        bution Date was equal to............................               0

   12.  The Class A Investor Default Amount for such Distribution
        Date is equal to....................................$      3,759,423

   13.  The Class A Monthly Servicing Fee for such Distribution
        Date is equal to....................................$      1,460,338

   14.  The Required Amount, if any, with respect to such Distri-
        bution Date is equal to.............................$              0

   15.  The Class B Floating Allocation Percentage for the Due
        Period preceding such Distribution Date was equal
        to ................................................       8.3786 %

   16.  The Class B Floating Allocation Percentage of Collections
        with respect to Finance Charge Receivables for the Due
        Period preceding such Distribution Date was equal
        to..................................................$      2,425,191 [1]

    17. (Reserved)

    18. The amount of Class B Monthly Interest for such Distri-
        bution Date, plus the amount of any Class B Monthly
        Interest previously due but not deposited into the
        Class B Interest Funding Account on a prior Distribution
        Date was equal to...................................$      1,243,229

    18a.The amount of Class B Additional Interest for such Distribution Date, plus the amount of any Class B Additional Interest previously due but not deposited

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        into the Class B Interest Funding Account on a prior
        Distribution Date is equal to.......................               0

    19. The amount of Excess Finance Charge Collections with
        respect to such Distribution Date is equal to.......$      2,993,823

    20. The amount of Excess Finance Charge Collections referred to in Item 19 that will be available to be distributed on such Distribution Date to fund or reimburse the following items:

            (a)  to fund the Required Amount, if any, with respect
                 to such Distribution Date..................$              0

            (b)  to reimburse Class A Investor Charge-Offs..$              0

            (c)  to pay current and/or overdue Class B Monthly Interest
                 or the Cumulative Excess Interest Amount...$              0

            (d)  to fund the Class B Investor Default Amount with
                 respect to such Distribution Date..........$        699,253

            (e)  to reimburse certain previous reductions in the
                 Class B Invested Amount....................$              0

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     21. The amount of Excess Finance Charge
         Collections available to be distributed
         to the L/C Issuer with respect to such
         Distribution Date is equal to......................$      2,294,571

     22. The amount of Reallocated Principal
         Collections with respect to such
         Distribution Date is equal to......................$              0

     23. The amount, if any, of Adjustment
         Payments with respect to such
         Distribution Date is equal to......................$              0

     24. The amount, if any, of Transfer
         Deposit Amounts with respect to such
         Distribution Date is equal to......................$              0

     25. The amount, if any, of Unallocated
         Principal Collections with respect to
         such Distribution Date is equal to.................$              0

     26. The Fixed Allocation Percentage is equal to........      66.55     %[2]

     27a.The total amount to be deposited into the Class A
         Principal Funding Account on such Distribution
         Date is equal to...................................$    104,166,667 [2]

     27b.The total amount to be deposited into the Class B
         Principal Funding Account on such Distribution
         Date is equal to...................................$              0

     28a.The total amount on deposit in the Class A Principal
         Funding Account on such Distribution Date (after giving
         effect to the deposit referred to in Item 27a) is equal
         to.................................................$    625,000,000 [2]

     28b.The total amount on deposit in the Class B
         Principal Funding Account on such Distribution
         Date (after giving effect to the deposit referred
         to in Item 27b) is equal to........................$

     29. The total amount to be distributed to Class B
         Certificateholders on such Distribution Date
         in payment of principal is equal to................$              0

     30. (Reserved)

     31. (Reserved)

     32. The total amount to be deposited into the Class B
         Interest Funding Account on such Distribution Date
         will be equal to...................................$      1,243,229

     33. The total amount in the Class B Interest Funding
         Account on such Distribution Date (after giving
         effect to the deposit referred to in Item 32)
         will be equal to...................................$      7,459,375

     34. The aggregate outstanding balance of the Accounts which were delinquent by 35 days


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         to 64 days as of the close of business on
         the last day of the calendar month preceding
         such Distribution Date was equal to................$     40,873,242

     35. The aggregate outstanding balance of the
         Accounts which were delinquent by 65 days
         or more as of the close of business on the
         last day of the calendar month preceding
         such Distribution Date was equal to................$     61,712,678

     36. The amount of Class A Investor Charge-Offs
         for such Distribution Date is equal to.............$              0

     37. The total amount of reimbursements of Class A
         Investor Charge-Offs for such Distribution
         Date is equal to...................................$              0

     38. The amount of Class B Investor Charge-Offs
         and other reductions in the Class B Invested
         Amount for such Distribution Date is equal to......$              0

     39. The total amount of reimbursements of Class B
         Investor Charge-Offs for such Distribution Date
         is equal to........................................$              0

     39a.The existing Deficit Controlled Amortization Amount
         for such Distribution Date is equal to.............$              0 [3]

     40. The aggregate amount of Principal Receivables in
         the Trust at the close of business on the last
         day of the Due Period preceding such Distribution
         Date was equal to..................................$  1,924,384,618

     41. The aggregate amount of Finance Charge Receivables
         in the Trust at the close of business on the last
         day of the Due Period preceding such Distribution
         Date was equal to..................................$     29,393,421

     42. The Class A Invested Amount at the close of
         business on such Distribution Date (after
         giving effect to all payments and adjustments
         on such Distribution Date) will be equal to........$    625,000,000

     43. The Class B Invested Amount at the close of
         business on such Distribution Date (after
         giving effect to all payments and adjustments
         on such Distribution Date) will be equal to........$    155,000,000

     44. The Available L/C Amount as of the close of
         business on the preceding Distribution Date,
         after giving effect to any drawings on the
         L/C and payments to the L/C Issuer on such
         Distribution Date, was equal to....................$     84,300,000

     45. The Total Draw Amount with respect to such
         Distribution Date is equal to......................$              0

     46. The Total Draw Amount with respect to such Distribution
         Date is equal to the sum of the following:

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           (a) Interest Draw Amount.......$              0

           (b) Reimbursement Draw Amount..$              0

           (c) Special Draw Amount........$              0

     47. The Available L/C Amount as of the close of business
         on such Distribution Date, after giving effect to any
         drawings on the L/C and payments to the L/C Issuer on
         such Distribution Date, will be equal to............$     84,300,000

     48. The ratio of the Available L/C Amount to the Class B
         Invested Amount as of the close of business on such
         Distribution Date, after giving effect to any drawings
         on the L/C and payments to the L/C Issuer on such
         Distribution Date will be equal to..................$          54.39 %

     49. The Cumulative Excess Interest Amount as of the close
         of business on such Distribution Date, after giving
         effect to any deposits in the Class B Interest Funding
         Account on such Distribution Date will be equal to..$              0

     50. The amount of Defaulted Receivables (gross principal
         write-offs) with respect to the Due Period preceding
         such Distribution Date was equal to.................$      9,432,933

     51. The Defaulted Amount (net of recoveries) with respect
         to the Due Period preceding such Distribution Date
         was equal to........................................$      8,345,708

     52. As of the date hereof, to the best knowledge of the undersigned, (a) the Servicer has performed in all material respects all its obligtions under the Pooling and Servicing Agreement through the Due Period preceding such Distribution Date.

     53. As of the date hereof, to the best knowledge of the undersigned, no Amortization Event has been deemed to have occurred on or prior to such Distribution Date.

     54. As of the date hereof, to the best knowledge of the undersigned, no Lien has been placed on any of the Receivables other than pursuant to the Pooling and Servicing Agreement.

     55. On November 5, 1990, Standard & Poor's Corporation lowered the Investment Provider's long-term senior debt rating from AA- to A+ and the Investment Provider's short-term debt rating from A-1+ to A-1. On January 25, 1991, Moody's Investors Service, Inc. lowered the Investment Provider's long-term senior debt rating to Baa2 from A3 and the Investment Provider's short-term rating to P3 from P2. The Servicer has established an arrangement satisfactory to the Trustee and the Rating Agency such that the Rating Agency will not reduce the rating of the Investor Certificate as a result of the downgrades described above.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 8th day of January 1997.


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                                           CITIBANK (SOUTH DAKOTA), N.A.,
                                             as Servicer,


                                           By:/s/ Susan Sexton
                                              ---------------------------
                                              Name: Susan Sexton
                                              Title:Vice President


         [1]  Includes Interchange and Finance Charge Recoveries.

         [2] Applicable during the Accumulation Period and any Early Amortization Period.

         [3]  Applicable during the Accumulation Period